UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 30, 2005

AirTran Holdings, Inc.

(Exact name of registrant as specified in its charter)

State of Incorporation: Nevada

Commission file number: 1-15991	I.R.S. Employer Identification No: 58-2189551

9955 AirTran Boulevard, Orlando, Florida 32827

(Address of principal executive offices) (Zip Code)

(407) 251-5600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On Wednesday November 30, 2005, the registrant’s management met with a group of investors.

A copy of management’s presentation slides is attached hereto as Exhibit 99.1.

The Company has provided revised fuel guidance for the fourth quarter 2005 as follows:

AirTran Airways has contracted for over 95% of its fuel needs for the fourth quarter of 2005. Based on these contracts and current fuel prices the Company now anticipates that its all-in fuel price for the fourth quarter will be between $2.25 and $2.30 per gallon. While the price for crude oil and the crack spread for jet fuel have declined during the fourth quarter the Company receives approximately 70% of its fuel from gulf coast refineries which were significantly impacted by the recent hurricanes. As a result fourth quarter fuel prices have remained high.

In addition, the Company is affirming its previous fourth quarter unit revenue guidance as exceeding a thirteen percent improvement year-over-year.

The information in this Form 8-K is being furnished under Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

99.1	Presentation provided to investors on November 30, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AirTran Holdings, Inc.
(Registrant)

Date: November 30, 2005	/s/ STANLEY J. GADEK
Stanley J. Gadek
Senior Vice President, Finance, Treasurer and Chief Financial Officer (Principal Accounting and Financial Officer)